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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
General Signal Corporation

     We consent to incorporation by reference in the registration statement on Form S-4 of General Signal Corporation of our report dated January 24, 1992, relating to the consolidated statements of earnings, shareholders' equity and cash flows and related schedules for the year ended December 31, 1991 (prior to the acquisition of Revco Scientific, Inc.), which report appears in the December 31, 1993 annual report on Form 10-K of General Signal Corporation.

     We consent to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Stamford, Connecticut
October 19, 1994